SCHEDULE 14A
                                 (Rule 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant /X/
Filed by a Party other than the Registrant /_/

Check the appropriate box:

/_/ Preliminary Proxy Statement
/_/ Confidential, for Use of the Commission Only (as permitted by
    Rule 14a-6(e)(2))
/X/ Definitive Proxy Statement
/_/ Definitive Additional Materials
/_/ Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                           RCM TECHNOLOGIES, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
      (Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/ No Fee Required.

/_/ Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0.11.

    1) Title of each class of securities to which transaction applies:

    ____________________________________________________________________________

    2) Aggregate number of securities to which transaction applies:

    ____________________________________________________________________________

    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

    ____________________________________________________________________________

    ____________________________________________________________________________

    ____________________________________________________________________________

    4) Proposed maximum aggregate value of transaction:

    ____________________________________________________________________________


    5) Total Fee paid:

    ____________________________________________________________________________

[ ] Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

    1) Amount previously paid: _________________________________________________

    2) Form, Schedule or Registration No. ______________________________________

    3) Filing party: ___________________________________________________________

    4) Date filed: _____________________________________________________________

___________
*Set forth the amount on which the filing fee is calculated and state how it was determined.

                         [RCM TECHNOLOGIES LETTERHEAD]

                                  March 3, 2000

Dear Stockholder:

     You are cordially invited to attend the RCM Technologies, Inc. Annual Meeting of Stockholders. The meeting will be held at the Philadelphia Marriott Hotel, 1201 Market Street, Philadelphia,
Pennsylvania, on Thursday, April 27, 2000, at 6:00 p.m., local time. We look forward to personally greeting those stockholders able to attend.

     At the meeting, you will be asked to:

          o elect two directors

          o consider and approve RCM's 2000 Employee Stock Incentive Plan

          o ratify our Board's appointment of Grant Thornton LLP as our independent auditors for our fiscal year ending December 31, 2000, and

          o consider all other matters which come before the meeting or any adjournment(s) of the meeting.

     These matters are discussed in greater detail in the accompanying Proxy Statement.

     Our Board of Directors recommends a vote:

          o FOR the election of the directors we have nominated

          o FOR the approval of RCM's 2000 Employee Stock Incentive Plan, and

          o FOR the ratification of Grant Thornton LLP as our independent auditors.

     We encourage you to vote your shares regardless of the number of shares you own or whether you plan to attend the meeting. Please sign and date the enclosed proxy card and promptly return it in the postage-paid envelope we have provided.

     We wish to thank you for your participation and support.

                                           Sincerely,

                                       /s/ Leon Kopyt
                                           -------------------------
                                           Leon Kopyt
                                           Chairman of the Board and
                                           Chief Executive Officer

                             RCM TECHNOLOGIES, INC.
                             2500 MCCLELLAN AVENUE
                                   SUITE 350
                          PENNSAUKEN, NEW JERSEY 08109

                         ------------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                           TO BE HELD APRIL 27, 2000

                         ------------------------------

To our Stockholders:

     The RCM Technologies, Inc. Annual Meeting of Stockholders of will be held at the Philadelphia Marriott Hotel, 1201 Market Street, Philadelphia, Pennsylvania on Thursday, April 27, 2000, at 6:00 p.m., local time.

     The purposes of the meeting are to:

          1. elect two Class A directors, each to serve until his term expires and until his successor is elected and qualified

          2. consider and approve the adoption of RCM's 2000 Employee Stock Incentive Plan

          3. ratify the appointment by our Board of Directors of Grant Thornton LLP as our independent auditors for our fiscal year ending December 31, 2000, and

          4. transact such other business as may properly come before the meeting or any adjournment(s) of the meeting.

     We have fixed February 28, 2000 as the record date for determining the stockholders entitled to vote at the meeting. You are not entitled to notice of, or to vote at, the meeting if you were not a stockholder of record at the close of business on that date.

     You are cordially invited to attend the meeting. Whether or not you expect to attend the meeting in person, please sign, date and return the enclosed proxy to ensure that your shares will be represented at the meeting. Please return your proxy promptly in the enclosed envelope which requires no postage if mailed within the United States. If you attend the meeting, you may vote your shares personally, even though you have sent in your proxy, if you revoke your proxy at or prior to the meeting.

                                            By Order of the Board of Directors,

                                        /s/ Stanton Remer
                                            -----------------------------------
                                            Stanton Remer
                                            Secretary

Pennsauken, New Jersey
March 3, 2000

                             RCM TECHNOLOGIES, INC.
                             2500 MCCLELLAN AVENUE
                                   SUITE 350
                          PENNSAUKEN, NEW JERSEY 08109

                         ------------------------------

                                PROXY STATEMENT

                         ------------------------------

                         ANNUAL MEETING OF STOCKHOLDERS

                                 APRIL 27, 2000

ABOUT THIS PROXY STATEMENT

     Our Board of Directors is soliciting proxies to be used at our 2000 Annual Meeting of Stockholders. The meeting will be held at the Philadelphia Marriott Hotel, 1201 Market Street, Philadelphia, Pennsylvania on Thursday, April 27, 2000, at 6:00 p.m., local time. This proxy statement, the notice of annual meeting and the form of proxy will be mailed to stockholders beginning on or about March 3, 2000.

                               VOTING PROCEDURES

WHO CAN VOTE

     Only RCM common stockholders at the close of business on the record date, February 28, 2000, may vote at the annual meeting. You are entitled to cast one vote for each share of RCM common stock you owned as of the record date. At the close of business on the record date, there were 10,498,151 shares of RCM common stock outstanding.

HOW YOU CAN VOTE

     You can vote by:

     o marking your proxy, dating and signing it, and returning it in the postage-paid envelope we have provided, or

     o attending the meeting and voting in person.

HOW YOU CAN REVOKE YOUR PROXY OR CHANGE YOUR VOTE

     You can revoke your proxy at any time before it is voted at the meeting by:

     o sending a written notice that you have revoked your proxy to our Secretary, Stanton Remer, at 2500 McClellan Avenue, Suite 350, Pennsauken, New Jersey 08109

     o submitting a later-dated proxy card, or

     o attending the meeting, giving our Secretary written notice of your revocation and voting your shares.

     If a bank, broker or other holder of record holds your shares in its name, you must obtain a proxy, executed in your favor, from the holder of record to be able to vote your shares at the meeting.

GENERAL INFORMATION ON VOTING

     A quorum must exist for voting to take place at the meeting. A quorum exists if holders of a majority of the outstanding shares of our common stock are present at the meeting in person or are represented at the meeting by proxy. Shares represented by a proxy marked "abstain" or "withheld" on any matter will be considered present at the meeting for purposes of determining whether there is a quorum, but will not be considered as votes FOR or AGAINST that matter. Shares represented by a proxy as to which there is a "broker non-vote" (that is, where a broker holding your shares in "street" or "nominee" name indicates to us on a proxy that you have given the broker the discretionary authority to vote your shares on some but not all matters), will be considered present at the meeting for purposes of determining a quorum.

     The director nominees will be elected by a plurality of the votes cast for the election of directors at the meeting. Thus, the two nominees who receive the most votes will be elected as directors. All other matters to be voted upon at the meeting must be approved by a majority of the votes cast on those matters.

     Shares that have been properly voted and not revoked will be voted at the meeting in accordance with the instructions on your proxy card. If you sign your proxy card but do not mark your choices, Leon Kopyt or Stanton Remer, the persons named on the enclosed proxy card, will vote the shares represented by your proxy card:

     o FOR the persons we nominated for election as directors

     o FOR the ratification of our Board's appointment of Grant Thornton LLP as our independent auditors for our fiscal year ending December 31, 2000, and

     o FOR the approval of RCM's 2000 Employee Stock Incentive Plan.

     If any other matters, of which we presently do not know, are properly presented at the meeting for consideration, Mr. Kopyt and Mr. Remer will have the discretion to vote on those matters for you.

COSTS OF SOLICITATION

     We will pay for preparing, assembling and mailing this proxy statement. Our directors, officers and employees may solicit proxies through the mails, direct communication or otherwise. None of our directors, officers or employees will receive additional compensation for soliciting proxies. We may reimburse brokerage firms and other custodians, nominees or fiduciaries for their reasonable expenses for forwarding proxy and solicitation materials to stockholders.

                SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS,
                            DIRECTORS AND MANAGEMENT

SECURITIES OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

     The following table lists the persons we know to be beneficial owners of at least five percent of our common stock as of February 14, 2000.

                                                                    APPROXIMATE
                                                                   PERCENTAGE OF
                                                                    OUTSTANDING
                                                        NUMBER        COMMON
            NAME AND ADDRESS OF BENEFICIAL OWNER       OF SHARES       STOCK
            ------------------------------------       ---------   -------------
Leon Kopyt  .........................................   977,863 (1)     8.7%
  c/o RCM Technologies, Inc.
  2500 McClellan Avenue
  Suite 350
  Pennsauken, NJ 08109
Dimensional Fund Advisors Inc. ......................   907,400 (2)     8.6%
  1299 Ocean Avenue
  11th Floor
  Santa Monica, CA 90401
Wanger Asset Management, L.P.  ......................   851,500 (3)     8.1%
  227 West Monroe Street
  Suite 3000
  Chicago, IL 60606
Wellington Management Company, LLP ..................   701,000 (4)     6.7%
  75 State Street
  Boston, MA 02109
Heartland Advisors, Inc.  ...........................   669,000 (5)     6.4%
  789 North Water Street
  Milwaukee, WI 53202
FMR Corp.  ..........................................   592,200 (6)     5.6%
  82 Devonshire Street
  Boston, MA 02109

------------------
(1) Includes 750,000 shares issuable upon the exercise of options under our stock option plans. Also includes 227,763 shares as to which Mr. Kopyt has sole voting power in the election of directors. Mr. Kopyt disclaims beneficial ownership of these shares.

(2) Based on a Schedule 13G, dated February 4, 2000, filed with the Securities and Exchange Commission. The Schedule 13G states that Dimensional Fund Advisors, Inc. has sole voting and investment power as to all of these shares. Dimensional Fund Advisors, Inc. disclaims beneficial ownership of these shares.

(3) Based on a Schedule 13G, dated February 11, 2000, filed with the Securities and Exchange Commission by Wanger Asset Management, L.P., a registered investment advisor, on behalf of itself, its general partner, Wanger Asset Management, Ltd., and its client, Acorn Investment Trust. The Schedule 13G states that Wanger Asset Management, L.P. and Wanger Asset Management, Ltd. share voting and dispositive power as to all of these shares. The Schedule 13G also states that Acorn Investment Trust has shared voting and dispositive power as to 642,000 of these shares, or 6.1% of RCM's outstanding common stock.

(4) Based on a Schedule 13G, dated February 9, 2000, filed with the Securities and Exchange Commission. The Schedule 13G states that Wellington Management Company, LLP has shared voting power as to 453,000 of these shares and shared dispositive power as to all of these shares.

                                              (Footnotes continued on next page)

(Footnotes continued from previous page)

(5) Based on a Schedule 13G, dated January 27, 2000, filed with the Securities and Exchange Commission. The Schedule 13G states that Heartland Advisors, Inc. has sole voting power as to 426,800 of these shares and sole dispositive power as to all of these shares.

(6) Based on a Schedule 13G, dated February 14, 2000, filed with the Securities and Exchange Commission by FMR Corp., a parent holding corporation, on behalf of itself, Edward C. Johnson III and Abigail Johnson. The Schedule 13G states that Fidelity Management & Research Company, a wholly-owned subsidiary of FMR Corp. and a registered investment advisor, is the beneficial owner of all of these shares as a result of acting as investment adviser to various registered investment companies, including Fidelity Low-Priced Stock Fund which owns all of the shares listed in the table. FMR Corp. and its chairman, Edward C. Johnson III, through FMR Corp.'s control of Fidelity Management & Research Company and Fidelity Low-Priced Stock Fund, each have sole dispositive power as to all of these shares. The
    Schedule 13G also states that Fidelity Low-Priced Stock Fund's Board of Trustees has sole voting power as to all of these shares.

SECURITIES OWNERSHIP OF MANAGEMENT

     The following table lists the number of shares of our common stock beneficially owned, as of February 14, 2000, by each director and director nominee, each of our executive officers, certain members of our senior management, and by the directors, nominees and our executive officers as a group. In general, beneficial ownership includes those shares a person has the power to vote or transfer, as well as shares owned by immediate family members who live with that person.

                                                                  APPROXIMATE
                                                                 PERCENTAGE OF
                                                                  OUTSTANDING
                                                      NUMBER        COMMON
                            NAME                    OF SHARES        STOCK
                            ----                    ---------    -------------
Leon Kopyt (1)....................................     977,863       8.7%
Stanton Remer (2)(3)..............................      60,000          *
Norman S. Berson (2)..............................      60,000          *
Robert B. Kerr (4)................................      62,000          *
Woodrow B. Moats, Jr. (4).........................      62,000          *
Kevin D. Miller (3)(5)............................      40,200          *
Rocco Campanelli (6)..............................      33,000          *
Brian A. Delle Donne (7)..........................      30,000          *
Peter R. Kaminsky (8).............................      25,165          *
Howard Honig (8)..................................      10,000          *
All directors, nominees and executive officers
  as a group (6 persons) (9)......................   1,251,863      10.9%

------------------
* Represents less than one percent of our outstanding common stock.

(1) Includes 750,000 shares issuable upon the exercise of options under our stock option plans and 227,763 shares as to which Mr. Kopyt has sole voting power in the election of directors. Mr. Kopyt disclaims beneficial ownership of these shares.

(2) Consists of 60,000 shares issuable upon the exercise of options under our stock option plans.

(3) Excludes 30,000 shares, issuable upon the exercise of options under our stock option plans, none of which were exercisable within 60 days after the record date.

(4) Includes 60,000 shares issuable upon the exercise of options under our stock option plans.

(5) Includes 39,000 shares issuable upon the exercise of options under our stock option plans.

(6) Includes 32,000 shares issuable upon the exercise of options under our stock option plans.

                                              (Footnotes continued on next page)

(Footnotes continued from previous page)

(7) Includes 30,000 shares issuable upon the exercise of options under our stock option plans. Excludes 20,000 shares, issuable upon the exercise of options under our stock option plans, none of which were exercisable within 60 days after the record date.

(8) Includes 10,000 shares issuable upon the exercise of options under our stock option plans.

(9) Includes 1,020,000 shares issuable upon the exercise of options under our stock option plans.

VOTING ARRANGEMENTS

     On February 5, 1996, we issued and sold 276,625 shares of our common stock to Limeport Investments, LLC in a private placement transaction. In conjunction with this transaction, Limeport granted Mr. Kopyt an irrevocable proxy entitling him to vote those shares solely in connection with the election of our directors. We believe that, as of February 14, 2000, Limeport beneficially owned 38,312 shares of our common stock.

     The former stockholders of Cataract, Inc. executed a voting trust agreement granting RCM the right to vote the shares of RCM's common stock the former Cataract stockholders received as part of the consideration given to them upon RCM's acquisition of Cataract. In 1998, the former Cataract stockholders executed irrevocable proxies in favor of Mr. Kopyt, giving him the power of attorney to vote the shares.

     In general, the proxies expire with respect to any shares of our common stock the former Cataract stockholders sell to third parties in public or private open market transactions. Further, the number of shares subject to the powers of attorney granted to Mr. Kopyt will be reduced on August 30, 2000 and on August 30, 2001. After August 30, 2002, none of the shares will be subject to powers of attorney.

     If Mr. Kopyt ceases to serve as our Chairman, Chief Executive Officer and President, all proxies will expire immediately.

     Based on documentation provided to us by the former Cataract stockholders, we believe that as of February 14, 2000, the former Cataract stockholders have sold 122,860 shares of our common stock in open market transactions. Consequently, as of such date, we believe that Mr. Kopyt is the attorney-in-fact with respect to 189,451 shares of our common stock owned by former Cataract stockholders.

                                   PROPOSAL 1
                                ----------------

                             ELECTION OF DIRECTORS

     Our Board of Directors is divided into three classes. Our directors increased the size of our Board from five members to six, expanding Class A from one director to two directors, effective as of the date of the annual meeting. As of the date of the annual meeting, each of the three classes will have two directors. Directors are elected to staggered three-year terms and will serve until their successors have been elected and qualified.

     The term of our Class A director, Norman S. Berson, expires at this year's annual meeting. The Class B directors, Robert B. Kerr and Woodrow B. Moats, Jr., will serve until the annual meeting in 2001. The Class C directors, Leon Kopyt and Stanton Remer, will serve until the annual meeting in 2002.

     Two Class A directors will be elected at this year's annual meeting to serve for three-year terms expiring at our annual meeting in 2003. Our Board has nominated Mr. Berson to serve as a Class A director. Mr. Berson is currently serving as a director and has consented to serve for a new term. Our Board has nominated Mr. Delle Donne to serve as the other Class A director, and fill the vacancy created by the increase in the size of our Board. Mr. Delle Donne has consented to serve a term on our Board of Directors. The persons named as proxy holders on the enclosed proxy card, Mr. Kopyt and Mr. Remer, intend to vote FOR the election of Mr. Berson and Mr. Delle Donne unless you mark a contrary instruction on your proxy card. Unless you indicate otherwise on your proxy card, if either Mr. Berson or Mr. Delle Donne is unable to serve as a director at the time of this year's annual meeting, Mr. Kopyt or Mr. Remer will vote FOR the election of another person that the Board may nominate in his place.

     OUR BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF NORMAN S. BERSON AND BRIAN A. DELLE DONNE AS CLASS A DIRECTORS.

NOMINEES FOR ELECTION AS DIRECTOR

  CLASS A DIRECTOR NOMINEES

NORMAN S. BERSON, Director Since 1987, Age 73

     Mr. Berson has been a shareholder in the law firm of Fineman & Bach, P.C. of Philadelphia, Pennsylvania since 1981. Previously, Mr. Berson was a member of the House of Representatives of the Commonwealth of Pennsylvania for 16 years.

BRIAN A. DELLE DONNE, Age 43

     Mr. Delle Donne has been our Chief Operating Officer since June 1999 and served as our Executive Vice President of Operations from April 1998 to June 1999. Mr. Delle Donne served as President of Knight Facilities Management, a global planning, engineering and management consulting firm from 1997 to 1998 where he was responsible for strategic outsourcing services. From 1989 to 1995, Mr. Delle Donne served as Senior Vice President of Ogden Projects, Inc. and as President and Chief Operating Officer of its subsidiary, Ogden Environmental Services. Mr. Delle Donne currently serves on the Board of Directors of UMS Group, Inc., a privately held international management consulting firm providing services to power utilities around the world.

CURRENT BOARD MEMBERS

  CLASS C DIRECTORS

LEON KOPYT, Director Since 1991, Age 54

     Mr. Kopyt has been our President, Chief Executive Officer and Chairman of the Board since 1992. Previously, Mr. Kopyt served as our Chief Financial Officer and Treasurer from 1992 to 1994, and as our Chief Operating Officer from May 1990 to January 1992. From 1977 to 1990, Mr. Kopyt served as President and Chief Executive Officer of a subsidiary of a European-based company that specialized in the design and manufacture of defense products.

STANTON REMER, Director Since 1992, Age 50

     Mr. Remer has been our Chief Financial Officer and Treasurer since May 1994. In 1993, he served as a director of auditing of a Philadelphia regional accounting firm. Before working at the accounting firm, Mr. Remer served as Chief Financial Officer of Sterling Supply Corporation from 1991 to 1992. Mr. Remer is a Certified Public Accountant.

  CLASS B DIRECTORS

ROBERT B. KERR, Director Since 1994, Age 57

     Mr. Kerr is a founding partner of Everingham & Kerr, Inc., a merger & acquisition consulting firm located in Haddon Heights, New Jersey, which has served small and medium-sized manufacturing, distribution and service businesses since 1987.

WOODROW B. MOATS, JR., Director Since 1994, Age 67

     Mr. Moats is President of W.B. Moats & Associates, a marketing and communications firm located in Berwyn, Pennsylvania, which specializes in business-to-business marketing. Mr. Moats served as Senior Vice
President-Corporate Marketing and Public Relations of National Railway Utilization Corporation from 1975 to 1980.

                             OUR EXECUTIVE OFFICERS

     The following table lists our executive officers as of February 14, 2000 and certain members of our senior management. Our Board elects our executive officers annually for terms of one year and may remove any of our executive officers with or without cause.

                   NAME                AGE                    POSITION
                   ----                ---                    --------
EXECUTIVE OFFICERS
Leon Kopyt...........................  54    Chairman, Chief Executive Officer,
                                             President and Director
Stanton Remer........................  50    Chief Financial Officer, Treasurer,
                                             Secretary and Director
Brian A. Delle Donne.................  43    Chief Operating Officer

SENIOR MANAGEMENT
Rocco Campanelli.....................  49    Executive Vice President
Kevin D. Miller......................  33    Senior Vice President
Howard Honig.........................  47    Senior Vice President
Peter R. Kaminsky....................  60    Senior Vice President
Michael O'Keefe......................  50    Senior Vice President

     The business experience of Messrs. Kopyt, Remer and Delle Donne is summarized in "Proposal 1 - Election of Directors."

     Rocco Campanelli has served as an Executive Vice President of RCM since June 1999. From September 1995 until June 1999, Mr. Campanelli served as a Senior Vice President of RCM and our General Manager of Professional Engineering. Previously, Mr. Campanelli was a Senior Vice President of Operations and Marketing for Cataract, Inc., a business we acquired in August 1995. From the time he joined Cataract in 1988 until August 1995, Mr. Campanelli held the position of Northeast Regional Manager and Vice President of Operations.

     Kevin D. Miller has served as a Senior Vice President of RCM since January 1998. Previously, Mr. Miller was a consultant to RCM from July 1997 through December 1997. From 1996 until July 1997, Mr. Miller served as an Associate in the corporate finance department of Legg Mason Wood Walker, Incorporated. From 1995 to 1996, Mr. Miller was a business consultant for the Wharton Small Business Development Center. Mr. Miller previously served as a member of both the audit and corporate finance groups at Ernst & Young, LLP. Mr. Miller is a Certified Public Accountant.

     Howard Honig has served as a Senior Vice President of RCM since July 1998. Mr. Honig served as Vice President of Sales and Operations of an international technical consulting and staffing firm from 1997 to 1998. Mr. Honig also served as National Operations Director, Vice President of Organizational Development, and Regional Vice President of Source Services Corp., now a division of Romac International, from 1980 through 1997. Mr. Honig is a Certified Public Accountant.

     Peter R. Kaminsky has served as a Senior Vice President of RCM since May 1996. Previously, Mr. Kaminsky founded The Consortium of Maryland, Inc., a business we acquired in 1996. Mr. Kaminsky previously served as Assistant to the President of a subsidiary of the Equitable Life Assurance Society from 1965 to 1974, where his responsibilities included management recruitment, acquisitions, marketing literature development and public relations.

     Michael O'Keefe has served as our Senior Vice President of Information Technology since October 1999. Mr. O'Keefe served as our Vice President of Information Technology from October 1997 until October 1999. Prior to joining us, Mr. O'Keefe founded Camelot Contractors Limited, which we acquired in August 1997.

                             EXECUTIVE COMPENSATION

SUMMARY OF EXECUTIVE COMPENSATION

     The following table lists cash and other compensation paid to, or accrued by us for, our chief executive officer and each of the persons who, based upon total annual salary and bonus, was one of our other five most highly compensated executives for our fiscal year ended October 31, 1999. The information is presented for each individual for our fiscal years ended October 31, 1997, 1998 and 1999.

                           SUMMARY COMPENSATION TABLE

                                                                                                     LONG-TERM
                                                          ANNUAL COMPENSATION                       COMPENSATION
                                                ----------------------------------------   ------------------------------
                                                                                              AWARDS
                                                                                            SECURITIES
                                                                                            UNDERLYING
                                       FISCAL                             OTHER ANNUAL       OPTIONS/        ALL OTHER
     NAME AND PRINCIPAL POSITION        YEAR     SALARY        BONUS     COMPENSATION(1)       SARS       COMPENSATION(2)
     ---------------------------       ------   --------      --------   ---------------   ------------   ---------------
Leon Kopyt ..........................   1999    $350,000      $260,965           0            60,000          $13,318
President and CEO                       1998     342,309       358,760           0           190,000           12,068
                                        1997     300,000       100,000           0           500,000           10,019

Stanton Remer .......................   1999    $125,000      $114,202           0            30,000          $ 4,173
CFO, Treasurer and Secretary            1998     124,236        71,752           0            10,000            2,788
                                        1997     120,000             0           0            50,000            2,650

Brian A. Delle Donne (3) ............   1999    $186,538      $100,000           0            20,000          $ 5,750
Chief Operating Officer                 1998      93,272        50,000           0            30,000            4,500

Peter R. Kaminsky ...................   1999    $203,016      $ 76,696           0                 0          $ 5,750
Senior Vice President                   1998     200,000        62,287           0            10,000            4,500
                                        1997     200,000        28,844           0            15,000            4,500

Rocco Campanelli ....................   1999    $101,135      $132,438           0                 0          $ 5,750
Executive Vice President                1998     100,618       100,216           0            20,000            4,500
                                        1997      96,323        35,859           0            12,000            4,500

Kevin D. Miller (4) .................   1999    $120,000      $ 30,000           0            30,000          $ 1,250
Senior Vice President                   1998      60,584        10,000           0            39,000                0
                                        1997      20,000             0           0                 0                0

------------------
(1) During fiscal 1997, 1998 and 1999, certain of the officers named in this table received personal benefits not reflected in the amounts of their respective annual salaries or bonuses. The dollar amount of these benefits did not, for any individual in any fiscal year, exceed the lesser of $50,000 or 10% of the total annual salary and bonus reported for that individual in any year.

(2) This amount represents (i) premiums we paid for life and disability insurance on certain of the officers named in this table as follows: Leon
    Kopyt: 1999-$7,568, 1998-$7,568 and 1997-$5,519; and Stanton Remer:
    1999-$2,923, 1998-$2,788 and 1997-$2,650, (ii) premiums we paid for medical insurance for Leon Kopyt, Brian A. Delle Donne, Peter R. Kaminsky and Rocco Campanelli in the amount of $4,500 each, and (iii) matching contributions we made during our fiscal year ended October 31, 1999 in the amount of $1,250 for each of the officers named in this table in accordance with RCM's retirement savings plan adopted pursuant to Section 401(k) of the Internal Revenue Code of 1986, as amended. We did not make any matching contributions in fiscal 1998 or 1997.

(3) Mr. Delle Donne became an employee of RCM in March 1998.

(4) Mr. Miller was a consultant to RCM from July 1997 through December 1997. He became an employee of RCM in January 1998.

OPTIONS GRANTED TO OUR EXECUTIVES IN FISCAL 1999

     The following table lists information on the options to purchase our common stock we granted to our executive officers and certain members of our senior management during our fiscal year ended October 31, 1999. We did not grant any other options, during our fiscal year ended October 31, 1999, to any of our executive officers or members of our senior management listed in the summary compensation table of this proxy statement. We have never granted any stock appreciation rights.

                        OPTION/SAR GRANTS IN FISCAL 1999

                                                                                                     POTENTIAL REALIZABLE
                                                              INDIVIDUAL GRANTS                        VALUE AT ASSUMED
                                            ------------------------------------------------------      ANNUAL RATES OF
                                             NUMBER OF      % OF TOTAL                                    STOCK PRICE
                                             SECURITIES    OPTIONS/SARS                                  APPRECIATION
                                             UNDERLYING     GRANTED TO    EXERCISE OR                 FOR OPTION TERM(1)
                                            OPTIONS/SARS   EMPLOYEES IN   BASE PRICE    EXPIRATION   ---------------------
                   NAME                       GRANTED      FISCAL YEAR      ($/SH)         DATE         5%          10%
                   ----                     ------------   ------------   -----------   ----------   ---------   ---------
Leon Kopyt................................     60,000 (2)      13.7%        $10.19      10/06/2009   $384,506    $974,414
Stanton Remer.............................     30,000 (3)       6.9%         11.50      06/17/2009    216,969     549,841
Brian A. Delle Donne......................     20,000 (3)       4.6%         11.50      06/17/2009    144,646     366,561
Peter R. Kaminsky.........................     10,000 (3)       2.3%         15.06      11/01/2008     94,730     240,065
Rocco Campanelli..........................     20,000 (3)       4.6%         15.06      11/01/2008    189,461     480,131
Kevin D. Miller...........................     30,000 (3)       6.9%         11.50      06/17/2009    216,969     547,841

------------------
(1) Potential realizable value is reported net of option exercise price but before taxes associated with exercise. These amounts represent assumed rates of appreciation only. Actual gains, if any, on the options are dependent upon the future performance of our common stock, and the amounts reflected in the table will not necessarily be achieved.

(2) These options are exercisable six months from the date of the grant.

(3) These options are exercisable one year from the date of the grant.

       OPTION EXERCISES IN FISCAL 1999 AND FISCAL YEAR-END OPTION VALUES

     The following table lists the number of options exercised during our fiscal year ended October 31, 1999, and the number and value of options held by our executive officers and certain members of our senior management at the end of our fiscal year ended October 31, 1999. No other options were exercised, during our fiscal year ended October 31, 1999, by any of our executive officers or members of our senior management listed in the summary compensation table of this proxy statement. RCM does not have any outstanding stock appreciation rights. The values listed relate solely to outstanding stock options.

                                                        NUMBER OF SECURITIES          VALUE OF UNEXERCISED
                                                       UNDERLYING UNEXERCISED             IN-THE-MONEY
                                                            OPTIONS/SARS                  OPTIONS/SARS
                              SHARES                     AT FISCAL YEAR-END           AT FISCAL YEAR-END(1)
                             ACQUIRED      VALUE     ---------------------------   ---------------------------
NAME                        ON EXERCISE   REALIZED   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
----                        -----------   --------   -----------   -------------   -----------   -------------
Leon Kopyt ...............         0      $      0     690,000        60,000       $2,250,300       $82,380
Stanton Remer ............         0             0      60,000        30,000           86,280         1,890
Brian A. Delle Donne .....         0             0      30,000        20,000                0         1,260
Peter R. Kaminsky ........    15,000       159,450      10,000             0                0             0
Rocco Campanelli .........         0             0      32,000             0           17,280             0
Kevin D. Miller ..........         0             0      39,000        30,000                0         1,890

------------------

(1) These values represent the difference between the closing price of our common stock on the Nasdaq National Market on October 31, 1999 and the exercise price of each option, multiplied by the number of shares underlying each option.

COMPENSATION OF DIRECTORS

     Our employee directors do not receive any compensation for serving on our Board or its committees, other than the compensation they receive for serving as employees of RCM.

     The following table summarizes the compensation of our non-employee directors:

     TYPE OF COMPENSATION                                          CASH
     --------------------                                          ----
     Fee for each Board meeting attended ........................  $750
     Fee for each Committee meeting attended ....................   300
     Fee for each special assignment performed ..................   300

     Directors are also eligible to receive options to purchase our common stock and stock appreciation rights under our stock option plans.

EMPLOYMENT AGREEMENTS

     We have an employment agreement with Leon Kopyt which pays him an annual base salary of $350,000. The employment agreement also provides Mr. Kopyt with vacation time and other customary benefits. The agreement provides that Mr. Kopyt's annual bonus will be based on our EBITDA, defined as earnings before interest, taxes, depreciation and amortization.

     Mr. Kopyt's employment agreement is for a term of three years. The term of the Agreement automatically extends each year for an additional one-year period. The Agreement is terminable upon Mr. Kopyt's death or disability, or the termination of Mr. Kopyt for cause.

CHANGE IN CONTROL AND TERMINATION OF EMPLOYMENT ARRANGEMENTS FOR MR. KOPYT

     Mr. Kopyt has an agreement with us which provides him with benefits upon a change in control of RCM. The remaining term of Mr. Kopyt's employment is extended for five years upon a change in control. If, during the term of Mr. Kopyt's employment following a change in control, RCM terminates Mr. Kopyt's employment other than for cause, or Mr. Kopyt terminates his own employment for good reason, the provisions below will apply. The agreement includes as "good reason," among other things, a material change in Mr. Kopyt's salary, title or reporting responsibilities, or a change in RCM's office location which requires Mr. Kopyt to relocate.

     o RCM must pay Mr. Kopyt a lump sum equal to the total amount of his salary and bonus for the remainder of the five-year term.

     o The exercise price of the 500,000 options granted to Mr. Kopyt under our 1996 Executive Stock Plan will be reduced to 50% of the average market price of our common stock for the 60 days prior to the date of termination if that price is less than the original $7.125 per share exercise price of the options.

     o RCM must pay to Mr. Kopyt an amount equal to the sum of all penalties he is assessed (including excise taxes imposed on certain parachute payments) and taxes he incurs as a result of the benefits he will receive under the agreement.

                COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURNS

     The graph below is presented in accordance with SEC requirements. You should not draw any conclusions from the data in the graph, because past results do not necessarily predict future stock price performance. The graph does not represent our forecast of future stock price performance.

     The graph below compares, over the five-year period ended October 31, 1999, our total stockholder return to the cumulative total return of two indexes: the University of Chicago Graduate School of Business CRSP Total Return Index for the Nasdaq Stock Market, referred to in the graph as the Nasdaq Composite, and a peer group of staffing companies that we selected in good faith. In developing the index, each company we selected is weighted based on its market capitalization measured on October 31, 1999.

     The corporations making up the peer group are:

     Alternative Resources Corp.              Data Processing Corp.
     Interim Services Inc.                    Kelly Services Inc.
     Registry, Inc.                           Butler International, Inc.
     Headway Corporate Resources Inc.         Judge Group, Inc.
     Olsten Corp.                             SCB Computer Technology, Inc.

     The graph assumes that $100 was invested on October 31, 1994 in each of our common stock, the Nasdaq Composite and the peer group index, and that all dividends were reinvested.

                                   [GRAPHIC]

     In the printed version of the document, a line graph appears which depicts the following plot points:

TOTAL RETURN ANALYSIS         1994     1995     1996     1997     1998     1999
---------------------        ------   ------   ------   ------   ------   ------
RCM Technologies, Inc. ....  $100.0   $104.3   $293.3   $441.9   $459.0   $352.4
Nasdaq Composite ..........   100.0    134.6    158.9    209.2    234.1    390.8
Peer Group ................   100.0    106.8    113.4    126.4     82.8     68.2

               COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT

     We believe that, during our fiscal year ended October 31, 1999, our executive officers and directors made all required filings under Section 16(a) of the Securities Exchange Act on a timely basis. Our belief is based solely on:

     o our review of copies of forms filed pursuant to Section 16(a) and submitted to us during and with respect to our fiscal year ended October 31, 1999, and

     o representations from our executive officers and directors that no Forms 5 were required for those persons.

                         BOARD MEETINGS AND COMMITTEES

     Our Board of Directors has an executive committee, an audit committee and a compensation committee. The committees report their actions to the full Board at the Board's next regular meeting. The following table shows on which of our Board's committees each of our directors served, and the number of meetings held by each of our Board's committees, during our fiscal year ended October 31, 1999.

                                                    COMMITTEE
                                    ------------------------------------------
BOARD MEMBER                        EXECUTIVE         AUDIT       COMPENSATION
------------                        ---------         -----       ------------
Leon Kopyt .......................  (check mark)
Stanton Remer ....................  (check mark)
Robert B. Kerr ...................                 (check mark)    (check mark)
Woodrow B. Moats, Jr. ............                                 (check mark)
Norman S. Berson .................                 (check mark)
MEETINGS HELD IN FISCAL 1999* ....        3              3               3

------------------
* Our Board of Directors held four meetings in our fiscal year ended October 31, 1999. Each of our directors attended all of those meetings and all meetings of the committees on which he served. Our Board took other actions during our fiscal year ended October 31, 1999 by consent resolution.

GENERAL DUTIES OF EACH COMMITTEE

     The general duties of each committee are as follows:

  EXECUTIVE COMMITTEE

     o acts on behalf of our Board between meetings of the Board

  AUDIT COMMITTEE

     o reviews our financial and accounting practices, controls and results, reviews the scope and services of our auditors and recommends independent auditors to us

  COMPENSATION COMMITTEE

     o determines the compensation of our officers and employees

     o administers our stock option plans

     Our Board of Directors does not have a nominating committee. Our directors recommend nominees for the election of directors, executive officers and committee members.

         REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

     This report summarizes the functions and philosophical principles of the compensation committee, the compensation components of RCM's executives and other factors the compensation committee considers in determining the compensation of RCM's executives.

FUNCTIONS OF THE COMMITTEE

     The compensation committee's primary functions include:

     o reviewing, approving and determining the salaries, bonuses and other benefits of RCM's directors, executive officers and senior management

     o recommending to RCM's Board amendments to existing stock option plans and the adoption of new stock option plans

     o negotiating, reviewing, approving and determining the adoption of, or amendments to, any compensatory plans, arrangements or agreements between RCM and its executives, and

     o establishing and reviewing management perquisites.

COMPENSATION PHILOSOPHY

     The compensation committee determines executive compensation and administers RCM's stock option plans with the following goals in mind:

     o provide a competitive level of total compensation necessary to attract, motivate and retain talented executives

     o align the interests of RCM's executives with those of RCM by increasing their interest in RCM through the grant of stock options, stock appreciation rights and restricted stock awards, and

     o emphasize variable, performance-based compensation which rewards executives for achieving both short-term and long-term goals.

COMPONENTS OF COMPENSATION

     The compensation committee generally structures RCM executives' compensation through a combination of the following:

     o BASE SALARY: As a general rule, the compensation committee establishes base salaries for RCM's executives based upon the individual's performance and contribution to RCM. The Committee takes into account base salaries of executives in comparable positions in companies similar to RCM. Some of RCM's executives are parties to employment agreements. The salaries of those executives are based on their agreements.

     o ANNUAL INCENTIVES: The compensation committee provides annual incentive awards to RCM's executives to reward their contributions to RCM. Mr. Kopyt's bonus is based solely on RCM's EBITDA. Mr. Remer's bonus is determined based on a combination of EBITDA and certain other factors at the discretion of the chief executive officer. The bonuses of all other executives are determined based on RCM's operating income and certain other factors at the discretion of the chief executive officer, based on the guidelines established by the compensation committee.

     o LONG-TERM INCENTIVE COMPENSATION: The compensation committee periodically grants stock options and other RCM securities to RCM executives. The compensation committee intends the grants to be a significant portion of the total executive compensation. The grants are designed to align the interests of each RCM executive with those of the stockholders, and provide each executive with a significant incentive to manage RCM from the perspective of an owner with an equity stake in the business. Grants typically permit executives to acquire RCM's common stock at a fixed price per share (generally, the market price on the grant date) over a specified period of time (usually up to ten years). The grants provide a return to the executive only if the market price of the shares appreciates over the option term.

     The compensation committee bases the size of each executive's option grant upon the executive's:

     o position with RCM

     o potential for future responsibility over the option term

     o performance in recent periods, and

     o current holdings of RCM stock and options.

     The compensation committee believes that RCM's financial performance is a better indicator of executive achievement than its stock price. The compensation committee examines a number of financial indicators in assessing RCM's performance, including:

     o net sales

     o operating income

     o net income, and

     o earnings per share.

     The compensation committee does not base compensation decisions upon any precise formula or accord any one factor greater weight than the other factors.

     During RCM's fiscal year ended October 31, 1999, RCM achieved records in each of the four financial performance indicators discussed above. During RCM's fiscal year ended October 31, 1999, the compensation committee approved grants of options to purchase, in the aggregate, 437,500 shares of RCM's common stock.

COMPENSATION OF LEON KOPYT, RCM'S CHIEF EXECUTIVE OFFICER

     Leon Kopyt, RCM's Chief Executive Officer, participates in the same programs as RCM's other executives, and receives compensation based on: the same factors as RCM's other executives, his employment agreement and a termination benefits agreement. Mr. Kopyt's overall compensation reflects his degree of policy and decision-making authority and his level of responsibility with respect to RCM's strategic direction and financial and operational results. Mr. Kopyt's compensation was determined based on a study of the compensation of chief executive officers of other companies in the information technology industry which have financial and corporate characteristics similar to those of RCM. Mr. Kopyt's compensation components for RCM's fiscal year ended October 31, 1999 were as follows:

     o BASE SALARY:  Mr. Kopyt received a base salary of $350,000.

     o ANNUAL INCENTIVE: Pursuant to Mr. Kopyt's incentive compensation arrangement, Mr. Kopyt received a $260,965 bonus for the fiscal year ended October 31, 1999.

     o LONG-TERM INCENTIVE: Mr. Kopyt received options to purchase 60,000 shares of RCM's common stock. The options become exercisable in March 2000. The compensation committee awarded Mr. Kopyt these options based on:

          o RCM's financial performance during its fiscal year ended October 31, 1999

          o RCM's stockholder return for its fiscal year ended October 31, 1999

          o the value of awards granted to chief executive officers of other companies in the information technology industry which have financial and corporate characteristics similar to those of RCM, and

          o the number of stock options granted by the compensation committee in prior years.

DEDUCTIBILITY OF EXECUTIVE COMPENSATION

     Section 162(m) of the Internal Revenue Code limits the amount of executive compensation RCM may deduct for federal income tax purposes. In general, Section 162(m) only allows a publicly held corporation to deduct up to one million dollars per year of compensation paid to certain executives. The executives whose compensation is subject to limitation under Section 162(m) are those executives who, as of the close of a corporation's taxable year, are either the chief executive officer (or an individual acting in such capacity), or an executive whose compensation is required to be reported to shareholders under the Securities Exchange Act of 1934 by reason of that executive being among the four highest compensated officers of a corporation for the taxable year (other than the chief executive officer). Performance-based compensation is not, however, subject to this deduction limitation if it meets certain requirements. One of the requirements is that performance-based compensation be payable only on the attainment of performance goals that have been approved by a corporation's stockholders. Compensation attributable to the exercise of options that are granted with an exercise price at or above the fair market value of the stock subject to the option under a stockholder-approved stock option plan meeting certain requirements is also qualified as performance-based compensation. The compensation committee has generally attempted to structure the compensation it pays to RCM's executives subject to Section 162(m) so that compensation that would exceed the one million dollar limitation otherwise imposed under Section 162(m) will qualify for the exemption noted above for performance-based compensation.

     Respectfully submitted by the members of the compensation committee of the Board of Directors:

                                         Woodrow B. Moats, Jr.
                                                Robert B. Kerr

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Our compensation committee consists of Robert B. Kerr and Woodrow B. Moats, Jr. Neither Mr. Kerr nor Mr. Moats is or has been an officer or employee of RCM or any of its subsidiaries.

                                   PROPOSAL 2
                               ------------------

                     APPROVAL OF THE RCM TECHNOLOGIES, INC.
                       2000 EMPLOYEE STOCK INCENTIVE PLAN

     You are being asked to consider and approve the adoption of the RCM Technologies, Inc. 2000 Employee Stock Incentive Plan. Our Board of Directors adopted the plan on January 6, 2000, subject to approval by our stockholders at the annual meeting.

REASONS FOR ADOPTING THE PLAN

     Our Board believes that talented, dedicated employees, advisors and consultants play a key role in RCM's sustained growth and financial success. In order to improve our ability to attract, retain and motivate superior individuals, including non-employee directors, our Board has adopted an employee stock incentive plan. Our Board adopted the plan subject to the approval of our stockholders. Under the plan, our Board may, in its discretion, grant any of the following:

     o Options to purchase shares of RCM common stock. Options granted under the plan may be either non-qualified stock options, options intended to qualify as "incentive stock options" under Section 422 of the Internal Revenue Code of 1986, as amended, or a combination of both.

     o Stock appreciation rights, or SARs. SARs are the right to receive, in exchange for surrender of an option, cash equal to the fair market value of the shares that are subject to the option, less the exercise price to acquire those shares.

     o Awards of RCM common stock, either with or without a purchase price. Our Board may subject awards of our common stock to conditions under which the grantee must deliver the shares covered by the awards to RCM. For example, an award can specify that the grantee must convey the shares covered by the award to RCM if the grantee's employment with RCM terminates before a specified time.

     Our Board believes that grants of options and stock appreciation rights and awards of RCM common stock will strongly link the interests of recipient employees, advisors and consultants to those of our stockholders. Grants and awards will also provide recipients with additional incentives to devote themselves to RCM's future success.

     The following is a summary of the plan's principal features. We have attached a copy of the plan as Exhibit A to this Proxy Statement.

                              SUMMARY OF THE PLAN

COMMON STOCK AVAILABLE UNDER THE 2000 EMPLOYEE STOCK INCENTIVE PLAN

     We have reserved 1.5 million shares of our common stock for issuance under the 2000 Employee Stock Incentive Plan. If there is a change in our capitalization that affects our outstanding common stock, our Board or the committee administering the plan may adjust this number in order to preserve the benefits we intend to provide under the plan.

MARKET VALUE OF THE COMMON STOCK

     The closing sale price of RCM's common stock on the Nasdaq Stock Market's National Market System on February 14, 2000 was $15.50 per share.

ADMINISTRATION

     Our Board or one or more committees that our Board designates will administer the plan. In order for grants of options under the plan to be exempt from the limitations on deductibility under Section 162(m) of the Internal Revenue Code, the plan must be administered, at least as to optionees whose compensation is subject to those limitations on deductibility, by a committee composed exclusively of two or more outside directors. Outside directors are members of our Board who meet certain tests under the tax laws for independence from RCM management.

ELIGIBILITY

     Our Board or the committee may make grants or awards to our employees, directors, consultants or advisors. Consultants and advisors are eligible for grants or awards only if they provide us with services that are unrelated to the offer or sale of securities. Grants and awards will be within the discretion of our Board or the committee. Therefore, it is impossible to predict to whom the awards or grants will be made or the amount of the grants or awards. As of the date of the annual meeting, there will be approximately 3,500 employees, six directors and 500 consultants or advisors eligible to receive grants or awards under the plan.

STOCK OPTIONS AND THEIR TERMS

     Under the plan, the committee may award either non-qualified stock options or options intended to qualify as "incentive stock options," or ISOs, under
Section 422 of the Internal Revenue Code. All awards will be non-qualified stock options unless our Board or the committee designates the grant as an ISO. If a court or governmental body determines that an award designated as an ISO does not qualify as an incentive stock option under the Internal Revenue Code, then, under the plan, the option will be treated as a non-qualified stock option.

     An option which is designated as an ISO may not become exercisable for the first time during any one calendar year for shares of RCM common stock having an aggregate fair market value in excess of $100,000. For this purpose, the aggregate fair market value of RCM common stock will be determined as of the date of the grant. In making this determination, the shares subject to the incentive stock option are aggregated with all other shares subject to other incentive stock options granted under this or any other RCM plan that also first become exercisable in the same year. An option which is designated as an ISO will, to the extent it exceeds these limitations, be treated as a non-qualified stock option.

     The committee determines the terms of option awards, including their amount, exercise price and term. The committee will set forth the terms of each option award in an award agreement that it will give to the grantee at the time of the grant.

  LIMITATION ON INDIVIDUAL OPTION GRANTS

     The committee administering the plan may not, in any calendar year, grant to any person options or stock appreciation rights representing more than 300,000 shares of RCM's common stock. If there is a change in our capitalization that affects our outstanding common stock, our Board or the committee may adjust this number in order to preserve the benefits we intend to provide under the plan.

  TERM

     The committee establishes an expiration date for each option it grants. In no event will an option be exercisable after its expiration date.

     o For non-qualified stock options, the committee may establish any expiration date it chooses.

     o For ISOs, the term generally may not exceed ten years. However, if the grant is to an individual who, on the date of the grant, owns more than ten percent of our outstanding stock, then the term may not exceed five years.

     In certain circumstances, an option may terminate before its expiration date.

     o If the optionee's employment or service with RCM terminates for any reason other than disability, death or a termination by RCM on a finding of, without limitation, fraud, embezzlement, commission of a felony or proven dishonesty in the course of employment, or disclosure of trade secrets or confidential information of RCM, each option generally will terminate no later than three months after the termination date. However, the award agreement may provide otherwise. In addition, after the termination of a grantee's employment, the grantee may only exercise options which were exercisable immediately before the termination.

     o If an optionee's employment or service with RCM terminates as a result of the optionee's disability or death, each option generally will terminate no later than one year after termination of employment. However, the award agreement may provide otherwise. After the termination of a grantee's employment, the grantee may only exercise options which were exercisable immediately before the termination.

     o If RCM terminates an employee on a finding of, without limitation, fraud, embezzlement, commission of a felony or proven dishonesty in the course of employment, or disclosure of trade secrets or confidential information of RCM, each option will terminate immediately, or otherwise at the discretion of the committee, without regard to the exercisability of the option prior to termination. The terminated optionee will also forfeit any shares which were not yet delivered and will receive a refund of the purchase price he or she paid.

     o The committee may accelerate expiration dates of options if RCM liquidates or dissolves, and may extend an option's early termination date to a date that is no later than its original expiration date.

  EXERCISE PRICE

     The committee has the absolute discretion to determine the exercise price of non-qualified stock options. In the case of incentive stock options, the exercise price generally may not be less than the fair market value of a share of our common stock on the date of the grant. However, if the grantee owns more than ten percent of our outstanding stock, then the per share exercise price of an incentive stock option must be at least ten percent more than the fair market value of a share of our common stock on the date of the grant. Generally, grantees may pay the exercise price of an option in cash or by certified or cashier's check payable to the order of RCM. Our Board or the committee may allow a recipient to pay in other modes, including by surrendering RCM common stock that he or she holds.

  HOW A GRANTEE MAY EXERCISE AN OPTION

     In order to exercise an option, the grantee must:

     o give written notice of exercise to RCM, including the number of shares the grantee will be purchasing

     o pay the option price in full for the shares being purchased, and

     o satisfy any other conditions that the award agreement requires.

     If, at the time of exercise, the shares are not covered by a current registration statement, the grantee may also be required to state in the notice of exercise that the shares being acquired are for investment and not for distribution or resale.

  TRANSFERABILITY

     Options are generally not transferable. Upon a grantee's death, options are transferrable by will or by the laws of descent and distribution. A recipient may transfer non-qualified stock options to:

     o immediate family members

     o trusts for the benefit of immediate family members, or

     o partnerships whose only partners are immediate family members so long as the family member does not pay any money or other form of consideration in exchange for the options.

     Grantees may also transfer non-qualified stock options pursuant to a "domestic relations order" as defined in either the Internal Revenue Code or Title I of the Employee Retirement Income Security Act.

STOCK APPRECIATION RIGHTS

     Under the plan, our Board or the committee may choose to grant stock appreciation rights in conjunction with any option that it grants under the plan.

     o Each SAR must relate to a specific option that the committee grants under the plan.

     o The committee must grant each SAR at the same time as it grants the option to which the SAR relates.

     o The committee may not grant any individual more SARs than the number of shares he or she is entitled to purchase pursuant to the related option.

COMMON STOCK AWARDS

     The committee may award shares of common stock. The stock awards may or may not be restricted. Restricted stock awards are awards of common stock that are subject to restrictions during a specified period. For example, the committee may condition a restricted stock award on a participant's continued service with RCM or on RCM's achieving specified financial goals.

     Restricted stock awards generally have the following characteristics:

     o The grantee will forfeit the shares if the specified conditions are not met.

     o The grantee cannot transfer restricted shares during the restriction period.

     o The committee may specify that RCM will hold the restricted shares during the restriction period.

     o Notwithstanding these restrictions, the grantee is entitled to vote restricted shares and receive any dividends during the restriction period.

     The committee may also award common stock without restrictions. The committee determines what, if anything, the grantee must pay in order to receive the award of common stock.

ADJUSTMENTS FOR CAPITAL CHANGES

     If RCM's corporate structure or capitalization changes, and the change affects our common stock, our Board or the committee will adjust:

     o the aggregate number of shares reserved for issuance under the plan, and

     o the number of shares subject to outstanding options, stock appreciation rights and stock awards, together with option and SAR exercise prices.

     The committee will make these adjustments in order to preserve the benefits the plan is intended to provide.

CHANGE IN CONTROL

     Upon a change in control of RCM, the following things will happen:

     o Unless the committee elects otherwise, any outstanding options held by a grantee whom the committee believes will not be employed by RCM following the change of control will become automatically exercisable in full.

     o The committee may take whatever actions it deems necessary or desirable including, among other things, accelerating the expiration date of any option or the exercisability of the option.

AMENDMENTS TO THE PLAN

     Either our Board or the committee may, in its discretion, amend the plan. However, our Board must obtain stockholder approval in order to:

     o increase the number of shares of common stock issuable under the plan

     o increase the number of options that our Board may grant to any one recipient in any given year, or

     o change the class of persons eligible to receive incentive stock options.

     If an amendment will adversely affect an option or award, our Board or the committee must obtain the consent of the affected grantee before so amending the plan.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

     The plan is not subject to the provisions of Section 401(a) of the Internal Revenue Code.

  INCENTIVE STOCK OPTIONS

     A participant generally does not realize taxable income upon the grant or exercise of an ISO under the plan.

     If a participant does not dispose of shares received upon exercise of an ISO for at least

     o two years from the date of grant, and

     o one year from the date of exercise,

then upon sale of the shares:

     o any amount realized in excess of the exercise price is taxed as long-term capital gain, and

     o any loss sustained will be a long-term capital loss.

     If the participant has held the common stock for more than 12 months, capital gains are subject to a maximum federal income tax rate of 20%. Otherwise, capital gains are subject to the same tax rates as are applicable to other income.

     The exercise of an ISO gives rise to an adjustment in computing alternative minimum taxable income that may result in alternative minimum tax liability for the participant. Specifically, in computing alternative minimum taxable income for the year in which the participant exercises the ISO, he or she must include the amount by which the fair market value of a share at the time of exercise exceeds the option exercise price. Currently, the maximum alternative minimum tax rate is 28%. If an optionee pays alternative minimum tax with respect to the exercise of an incentive stock option, he or she may be able to use the amount of tax paid as a credit against regular tax liability in subsequent years. The optionee's basis in the shares for purposes of the alternative minimum tax will also be adjusted when income from a disposition of the shares is included in alternative minimum taxable income.

     If the participant disposes of common stock acquired by exercise of an ISO before the end of the one and two-year holding periods described above, he or she has made a disqualifying disposition. If a participant makes a disqualifying disposition, he or she realizes ordinary income in the year of the disposition generally to the extent that the lesser of the fair market value of the common stock on the date the option was exercised or the fair market value at the time of the disqualifying disposition exceeds the exercise price. Any amount realized upon a disqualifying disposition in excess of the fair market value of the common stock on the date of exercise generally will be treated as either short-term or long-term capital gain, depending upon how long the participant holds the common stock. If a participant uses common stock that he or she acquires upon exercise of an ISO to pay the exercise price of another option prior to the end of the holding period for the common stock, the disposition will be a disqualifying disposition.

     RCM cannot take a deduction for federal income tax purposes at the time of the grant or exercise of an incentive stock option. At the time of a disqualifying disposition by a participant, RCM generally will be entitled to a deduction for federal income tax purposes equal to the amount taxable to the participant as ordinary income in connection with the disqualifying disposition. RCM is only entitled to the deduction, however, to the extent the amount the participant must pay in tax constitutes reasonable compensation.

  NON-QUALIFIED STOCK OPTIONS

     The grant of a non-qualified stock option under the plan will not generally be subject to federal income tax. Upon exercise, however, the participant generally will recognize ordinary income in an amount equal to the difference between the exercise price and the fair market value of the shares on the date of exercise. Gain or loss on the subsequent sale of common stock received on exercise of a non-qualified stock option generally will be either short-term or long-term capital gain or loss, depending upon how long the participant holds the common stock.

     Upon exercise of a non-qualified stock option, RCM will be entitled to a compensation deduction for federal income tax purposes in the year and in the same amount as the participant recognizes and includes in his or her ordinary income, and not subject to other limitations on deductibility. RCM is responsible for withholding of federal income and wage taxes on this amount. In general, under Section 162(m) of the Internal Revenue Code, RCM may not take a deduction for remuneration we pay during any taxable year to the chief executive officer or any of the four next most highly compensated executive officers in excess of $1,000,000. Section 162(m) is known as the "million dollar cap." For this purpose, remuneration excludes certain performance-based compensation. We believe that the plan meets all general requirements applicable to it under the performance-based compensation rules in order for specific option grants to be treated as giving rise to performance-based compensation. We anticipate that the Board or the committee will administer the plan so that all non-qualified stock options will in fact qualify as performance-based and any income recognized on their exercise will be exempt from the million dollar cap.

  AWARDS

     Awards granted under the Plan, may or may not be subject to restrictions during a vesting period established with respect to the Award. If an Award is fully vested as of the date it is granted, the excess of the value of the shares transferred pursuant to the Award over the amount, if any, that the recipient is required to pay for the shares is treated as ordinary compensation income to the recipient, and will be a deductible compensation expense to RCM, subject to limitations on deductibility generally applicable to compensation payments. If the Award is subject to restrictions during a vesting period that are properly treated as constituting a "substantial risk of forfeiture" for federal income tax purposes, the recipient of an Award will generally include in his or her taxable income for federal income tax purposes the value of the shares over the amount, if any, paid for the shares, as of the dates the shares become vested. This income will be treated as ordinary compensation income in determining his or her tax liability for the relevant year (as explained below).

     In general, if property is transferred to an individual in connection with arrangements related to compensation for services provided by that individual, the excess of the fair market value of the property transferred over the purchase price paid for the property, if any, is treated as taxable compensation income (that is taxed as additional ordinary income). In the case of an Award granted for no purchase price, the full value of the shares transferred will be treated as compensation income of the grantee. This income must be recognized, absent an election under Section 83(b) of the Code, as explained below, at the time the shares cease to be subject to a "substantial risk of forfeiture."

     If shares transferred pursuant to an Award are subject to forfeiture on, for example, termination of employment of the recipient prior to the date the shares "vest," that forfeiture may normally be treated as constituting a substantial risk of forfeiture for these purposes. The recipient of such an Award would normally recognize the value of the shares granted as they become vested, taking into account the value not as of the date the Award was granted, but as of the vesting date of the shares. On a sale of the shares, the Award recipient would calculate his or her capital gain or loss by reference to the value of the shares on the vesting date, and would determine the character of the gain or loss as long or short term by measuring the holding period starting as of the vesting date.

     The recipient of an Award that is subject to vesting may make an election under Section 83(b) of the Code. The election will cause the recipient to recognize an amount of ordinary income equal to the fair market value of the shares transferred as of the date the Award is granted (rather than as of the vesting date), and on a subsequent sale of those shares, the holding period would also be calculated by reference to the grant date rather than the vesting date. If the shares are subsequently forfeited, the employee will not be able to claim a loss under applicable tax rules (which only permit recognition of a loss if there has been a purchase price paid for the shares, and only to the extent of such purchase price).

     To make an election under Section 83(b) of the Code, a recipient of an Award that is subject to vesting must file the election no later than 30 days after the date of the Award. This is done by filing a written statement with the IRS office where the employee files his or her returns, and a copy with RCM. A copy of the filing must also be included in the participant's tax return for the year of the purchase. The 83(b) election statement must contain the following information: the name, address and taxpayer identification number of the taxpayer, a description of the shares received, the date of the Award and the taxable year for which the election is made, the nature of the restrictions on the shares, the fair market value of the shares as of the Award date, the purchase price paid for the shares, if any, and a statement indicating that copies of the election have been furnished to other persons as required. The statement must be signed by the participant and must indicate that it is made under Section 83(b) of the Code. A copy of the 83(b) election must be filed along with the Award recipient's federal income tax return for the year in which the Award was granted.

ACCOUNTING CONSEQUENCES

     The current accounting treatment of options selected by RCM provides that no amount is accrued as compensation and thus charged against earnings unless the options were granted: (i) with an exercise price that is below the market price of our common stock subject to the option, or (ii) to consultants, advisors or other non-employees of RCM. In the former circumstance, the excess of such market price over the exercise price is fixed at the date of grant and is amortized, through a charge against earnings, over the period to which the compensation represented by the options is deemed attributable. This is typically the vesting period of the options. In the latter circumstance, the fair value of the option is amortized, through a charge against earnings, over the period to which the compensation represented by the option is deemed attributable.

THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974

     The Plan is not subject to any provisions of the Employee Retirement Income Security Act of 1974.

     OUR BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF RCM'S 2000 EMPLOYEE STOCK INCENTIVE PLAN.

                                   PROPOSAL 3
                               ------------------

            RATIFICATION OF THE APPOINTMENT OF INDEPENDENT AUDITORS

     Our Board of Directors has appointed Grant Thornton LLP as our independent auditors for our fiscal year ending December 31, 2000. Our Board expects one or more representatives of Grant Thornton LLP to be present at the annual meeting. The representatives will have the opportunity to make a statement if they desire to do so, and will respond to appropriate stockholder questions.

     OUR BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RATIFICATION OF GRANT THORNTON'S APPOINTMENT AS OUR INDEPENDENT AUDITORS FOR OUR FISCAL YEAR ENDING OCTOBER 31, 2000.

                             STOCKHOLDER PROPOSALS

     Stockholders may submit proposals to be considered for inclusion in the proxy materials for our annual meetings. For your proposal to be included in the proxy materials for our 2001 annual meeting:

     o you must submit your proposal in writing to Stanton Remer, Secretary, RCM Technologies, Inc., 2500 McClellan Avenue, Suite 350, Pennsauken, New Jersey 08109

     o Mr. Remer must receive your proposal no later than January 3, 2001, and

     o your proposal must comply with the rules and regulations of the SEC.

     You may wish to present a proposal at our 2001 annual meeting but not have the proposal included in our proxy materials relating to that meeting. You must notify our Secretary of such proposal. If we do not receive notice of your proposal by March 19, 2001, the proposal will be deemed "untimely" for the purposes of Rule 14a-4(c) of the Securities Exchange Act of 1934. If the proposal is deemed "untimely," the persons named as proxies in next year's proxy materials will be entitled to vote in their discretion with respect to the proposal.

                                            By Order of the Board of Directors,

                                        /s/ Leon Kopyt
                                            -----------------------------------
                                            Leon Kopyt
                                            Chairman of the Board and
                                            Chief Executive Officer

                                   EXHIBIT A

                             RCM TECHNOLOGIES, INC.

                       2000 EMPLOYEE STOCK INCENTIVE PLAN

                      AS ADOPTED BY THE BOARD OF DIRECTORS

                          (EFFECTIVE JANUARY 6, 2000)

     1. Purpose. RCM Technologies, Inc., (the "Company"), hereby adopts the RCM Technologies, Inc. 2000 Employee Stock Incentive Plan (the "Plan"). The Plan is intended to recognize the contributions made to the Company by employees (including employees who are members of the Board of Directors) of the Company or any Affiliate, to provide such persons with additional incentive to devote themselves to the future success of the Company or an Affiliate, and to improve the ability of the Company or an Affiliate to attract, retain, and motivate individuals upon whom the Company's sustained growth and financial success depend. Through the Plan, the Company will provide such persons with an opportunity to acquire or increase their proprietary interest in the Company, and to align their interest with the interests of the Company's stockholders, through the receipt of rights to acquire the Company's Common Stock, $.05 par value per share (the "Common Stock"), and through the transfer or issuance of Common Stock or other Awards. In addition, the Plan is intended as an additional incentive to directors of the Company who are not employees of the Company or an Affiliate to serve on the Board and to devote themselves to the future success of the Company by providing them with an opportunity to acquire or increase their proprietary interest in the Company through the receipt of rights to acquire Common Stock. Furthermore, the Plan may be used to encourage consultants and advisors of the Company to further the success of the Company.

     2. Definitions. Unless the context clearly indicates otherwise, the following terms shall have the following meanings:

          a. "Affiliate" means a corporation which is a parent corporation or a subsidiary corporation with respect to the Company within the meaning of
     Section 424(e) or (f) of the Code, or any successor provision.

          b. "Award" shall mean a transfer of Common Stock made pursuant to the terms of the Plan or the grant to a person of performance units, "phantom" units, SARs or other rights containing such terms, benefits or restrictions as the Committee shall specify in the Award Agreement.

          c. "Award Agreement" shall mean the agreement between the Company and a Grantee with respect to an Award made pursuant to the Plan.

          d. "Board" means the Board of Directors of the Company.

          e. "Change of Control" shall have the meaning set forth in Paragraph 9 of the Plan.

          f. "Code" means the Internal Revenue Code of 1986, as amended, or any successor statute, and the rules and regulations issued pursuant to that statute or any successor statute.

          g. "Committee" shall have the meaning set forth in Paragraph 3 of the Plan.

          h. "Common Stock" shall have the meaning set forth in Paragraph 1 of the Plan.

          i. "Company" means RCM Technologies, Inc., a Nevada corporation.

          j. "Disability" means a condition treated as a "disability" for purposes of Section 22(e)(3) of the Code.

          k. "Employee" means an employee of the Company or an Affiliate.

          l. "Fair Market Value" shall have the meaning set forth in Section 8b of the Plan.

          m. "Grantee" shall mean a person to whom an Award has been granted pursuant to the Plan.

          n. "ISO" means an Option granted under the Plan which is intended to qualify as an "incentive stock option" within the meaning of Section 422(b) of the Code.

          o. "Exchange Act" means the Securities Exchange Act of 1934, as amended, or any successor statute, and the rules and regulations issued pursuant to that statute or any successor statute.

          p. "Non-Employee Director" shall mean a member of the Board who is a "non-employee director" as that term is defined in paragraph (b)(3) of Rule 16b-3 and an "outside director" as that term is defined in Treasury Regulations Section 1.162-27 promulgated under the Code.

          q. "Non-qualified Stock Option" means an Option granted under the Plan which is not intended to qualify, or otherwise does not qualify, as an ISO.

          r. "Option" means either an ISO or a Non-qualified Stock Option granted under the Plan.

          s. "Option Document" means the document described in Paragraph 8 of the Plan, which sets forth the terms and conditions of each grant of Options.

          t. "Option Price" means the price at which Shares may be purchased upon exercise of an Option, as calculated pursuant to Section 8b of the Plan.

          u. "Optionee" means a person to whom an Option has been granted under the Plan, which Option has not been exercised and has not expired or terminated.

          v. "Plan" shall have the meaning set forth in Paragraph 1 hereof.

          w. "Rule 16b-3" means Rule 16b-3 promulgated under the Exchange Act, or any successor rule.

          x. "SAR" shall have the meaning set forth in Section 11 of the Plan.

          y. "Section 16 Officers" means any person who is an "officer" within the meaning of Rule 16a-1(f) promulgated under the Exchange Act or any successor rule, and who is subject to the reporting requirements under
     Section 16 of the Exchange Act with respect to Company's Common Stock.

          z. "Securities Act" means the Securities Act of 1933, as amended, or any successor statute, and the rules and regulations issued pursuant to that statute or any successor statute.

          aa. "Shares" means the shares of Common Stock of the Company which are the subject of Options or granted as Awards under the Plan.

     3. Administration of the Plan. The Board may administer the Plan and/or it may, in its discretion, designate a committee or committees composed of two or more of its directors to operate and administer the Plan with respect to all or a designated portion of the participants. To the extent that the committee is empowered to grant options to Section 16 Officers or persons whose compensation might have limits on deductibility under Section 162(m) of the Code, each member of a committee designated by the Board shall be a Non-Employee Director. Any such committee designated by the Board, and the Board itself in its administrative capacity with respect to the Plan, is referred to as the "Committee."

          a. Meetings. The Committee shall hold meetings at such times and places as it may determine, and shall keep minutes of its meetings. The Committee may take action only upon the agreement of a majority of the whole Committee. Any action which the Committee shall take through a written instrument signed by all of its members shall be effective as though it had been taken at a meeting duly called and held.

          b. Exculpation. No member of the Committee shall be personally liable for monetary damages for any action taken or any failure to take any action in connection with the administration of the Plan or the granting of Options or Awards under the Plan, unless (i) the member has breached or failed to perform the duties of such member's office under Chapter 78 of Title 7 of the Nevada Revised Statutes Annotated, and (ii) the breach or failure to so perform constitutes self-dealing, wilful misconduct or recklessness; provided, however, that the provisions of this Subsection b shall not apply to the responsibility or liability of a member of the Committee pursuant to any criminal statute, or to the liability of a member for the payment of taxes pursuant to local, Nevada or federal law.

          c. Indemnification. Service on the Committee shall constitute service as a member of the Board. Each member of the Committee shall be entitled, without further act on the member's part, to indemnity from the Company and limitation of liability to the fullest extent provided by applicable law and by the Company's Articles of Incorporation and/or Bylaws in connection with or arising out of any action, suit or proceeding with respect to the administration of the Plan or the granting of Options or Awards hereunder in which the member may be involved by reason of the member being or having been a member of the Committee, whether or not the member continues to be a member of the Committee at the time of the action, suit or proceeding.

          d. Interpretation. The Committee shall have the power and authority to (i) interpret the Plan, (ii) adopt, amend and revoke rules and regulations for its administration that are not inconsistent with the express terms of the Plan, and (iii) waive requirements relating to formalities or other matters that do not either modify the substance of the rights intended to be granted by Options and Awards or constitute a material amendment for any purpose under the Code. Any such actions by the Committee shall be final, binding and conclusive on all parties in interest.

     4. Grants of Options under the Plan. Grants of Options under the Plan may be in the form of a Non-qualified Stock Option, an ISO or a combination thereof, at the discretion of the Committee.

     5. Eligibility. All Employees, members of the Board and consultants and advisors to the Company shall be eligible to receive Options and Awards hereunder. Consultants and advisors shall be eligible only if they render bona fide services to the Company unrelated to the offer or sale of securities. The Committee, in its sole discretion, shall determine whether an individual qualifies as an Employee.

     6. Shares Subject to Plan. The aggregate maximum number of Shares for which Awards or Options may be granted pursuant to the Plan is 1,500,000. The number of Shares which may be issued under the Plan shall be subject to adjustment in accordance with Paragraph 10 of the Plan. The Shares shall be issued from authorized and unissued Common Stock or Common Stock held in or hereafter acquired for the treasury of the Company. If an Option terminates or expires without having been fully exercised for any reason or if Shares subject to an Award have been conveyed back to the Company pursuant to the terms of an Award Agreement, the Shares for which the Option was not exercised or the Shares that were conveyed back to the Company shall again be available for issuance pursuant to the terms of one or more Options, or one or more Awards, granted pursuant to the Plan.

     7. Term of the Plan. The Plan is effective as of January 6, 2000, the date on which it was adopted by the Board, subject to the approval of the Plan within one year after such date by the stockholders of the Company in the manner required by state law. If the Plan is not so approved by the stockholders of the Company, all Options granted under the Plan shall be null and void. No ISO may be granted under the Plan after January 6, 2010.

     8. Option Documents and Terms. Each Option granted under the Plan shall be a Non-qualified Stock Option unless the Option shall be specifically designated at the time of grant to be an ISO. If any Option designated an ISO is determined for any reason not to qualify as an incentive stock option within the meaning of
Section 422 of the Code, such Option shall be treated as a Non-qualified Stock Option for all purposes under the provisions of the Plan. Options granted pursuant to the Plan shall be evidenced by the Option Documents in such form as the Committee shall approve from time to time, which Option Documents shall comply with and be subject to the following terms and conditions and such other terms and conditions as the Committee shall require from time to time which are not inconsistent with the terms of the Plan.

          a. Number of Option Shares. Each Option Document shall state the number of Shares to which it pertains. An Optionee may receive more than one Option, which may include Options which are intended to be ISOs and Options which are not intended to be ISOs, but only on the terms and subject to the conditions and restrictions of the Plan. Notwithstanding anything herein to the contrary, no Optionee shall be granted Options during one fiscal year of the Company for more than 300,000 Shares (such number to be subject to adjustment in accordance with Paragraph 10 of the
     Plan).

          b. Option Price. Each Option Document shall state the Option Price, which, for a Non-qualified Stock Option, need not be the Fair Market Value of the Shares on the date the Option is granted and, for an ISO, shall be at least 100% of the Fair Market Value of the Shares on the date the Option is granted as determined by the Committee in accordance with this Section 8b; provided, however, that if an ISO is granted to an Optionee who then owns, directly or by attribution under Section 424(d) of the

     Code, Shares possessing more than ten percent of the total combined voting power of all classes of stock of the Company or an Affiliate, then, to the extent required by Section 424(d) of the Code, the Option Price shall be at least 110% of the Fair Market Value of the Shares on the date the Option is granted. If the Common Stock is traded in a public market, then the Fair Market Value per share shall be: (i) if the Common Stock is listed on a national securities exchange or traded on Nasdaq, the last reported sale price thereof on the relevant date, (ii) if the Common Stock is not so listed or traded, the mean between the last reported "bid" and "asked" prices thereof, as reported on a national securities exchange or Nasdaq, or
     (iii) if not so reported, as reported by the National Daily Quotation Bureau, Inc. or as reported in a customary financial reporting service, as applicable and as the Committee determines.

          c. Exercise. No Option shall be deemed to have been exercised prior to the receipt by the Company of written notice of such exercise and, unless arrangements satisfactory to the Company have been made for payment through a broker in accordance with procedures permitted by rules or regulations of the Federal Reserve Board, receipt of payment in full of the Option Price for the Shares to be purchased. Each such notice shall specify the number of Shares to be purchased and, unless the Shares are covered by a then current registration statement or a Notification under Regulation A under the Securities Act, shall contain the Optionee's acknowledgment, in form and substance satisfactory to the Company, that (i) such Shares are being purchased for investment and not for distribution or resale (other than a distribution or resale which, in the opinion of counsel satisfactory to the Company, may be made without violating the registration provisions of the Securities Act), (ii) the Optionee has been advised and understands that (A) the Shares have not been registered under the Securities Act and are "restricted securities" within the meaning of Rule 144 under the Securities Act and are subject to restrictions on transfer, and (B) the Company is under no obligation to register the Shares under the Securities Act or to take any action which would make available to the Optionee any exemption from such registration, (iii) such Shares may not be transferred without compliance with all applicable federal and state securities laws, and (iv) an appropriate legend referring to the foregoing restrictions on transfer and any other restrictions imposed under the Option Documents may be endorsed on the certificates representing such Shares. Notwithstanding the foregoing, if the Company determines that issuance of Shares should be delayed pending registration under federal or state securities laws, the receipt of an opinion of counsel satisfactory to the Company that an appropriate exemption from such registration is available, the listing or inclusion of the Shares on any securities exchange or an automated quotation system, or the consent or approval of any governmental regulatory body whose consent or approval is necessary in connection with the issuance of such Shares, the Company may defer exercise of any Option granted hereunder until any of the events described in this sentence has occurred.

          d. Medium of Payment. Subject to the terms of the applicable Option Document, an Optionee shall pay for Shares (i) in cash, (ii) by certified or cashier's check payable to the order of the Company, or (iii) by such other mode of payment as the Committee may approve, including payment through a broker in accordance with procedures permitted by rules or regulations of the Federal Reserve Board. The Optionee may also exercise the Option in any manner contemplated by Paragraph 11. Furthermore, the Committee may provide in an Option Document that payment may be made in whole or in part in shares of the Company's Common Stock held by the Optionee. If payment is made in whole or in part in shares of the Company's Common Stock, then the Optionee shall deliver to the Company certificates registered in the name of such Optionee representing the shares owned by such Optionee, free of all liens, claims and encumbrances of every kind and having an aggregate Fair Market Value on the date of delivery that is at least as great as the Option Price of the Shares (or relevant portion thereof) with respect to which such Option is to be exercised by the payment in shares of Common Stock, endorsed in blank or accompanied by stock powers duly endorsed in blank by the Optionee. In the event that certificates for shares of the Company's Common Stock delivered to the Company represent a number of shares in excess of the number of shares required to make payment for the Option Price of the Shares (or relevant portion thereof) with respect to which such Option is to be exercised by payment in shares of Common Stock, the stock certificate or certificates issued to the Optionee shall represent (i) the Shares in respect of which payment is made, and (ii) such excess number of shares. Notwithstanding the foregoing, the Committee may impose from time to time such limitations and prohibitions on the use of shares of the Common Stock to exercise an Option as it deems appropriate.

          e. Termination of Options.

             i. No Option shall be exercisable after the first to occur of the following:

                (1) Expiration of the Option term specified in the Option Document, which expiration, in the case of an ISO, shall not occur after (1) ten years from the date of grant, or (2) five years from the date of grant if the Optionee on the date of grant owns, directly or by attribution under Section 424(d) of the Code, shares possessing more than ten percent of the total combined voting power of all classes of stock of the Company or of an Affiliate;

                (2) Except to the extent otherwise provided in an Optionee's Option Document, a finding by the Committee, after full consideration of the facts presented on behalf of both the Company and the Optionee, that the Optionee has been engaged in disloyalty to the Company or an Affiliate, including, without limitation, fraud, embezzlement, theft, commission of a felony or proven dishonesty in the course of his employment or service, or has disclosed trade secrets or confidential information of the Company or an Affiliate. In such event, in addition to immediate termination of the Option, the Optionee shall automatically forfeit all Shares for which the Company has not yet delivered the share certificates upon refund by the Company of the Option Price. Notwithstanding anything herein to the contrary, the Company may withhold delivery of share certificates pending the resolution of any inquiry that could lead to a finding resulting in a forfeiture;

                (3) The date, if any, set by the Committee as an accelerated expiration date in the event of the liquidation or dissolution of the Company;

                (4) The occurrence of such other event or events as may be set forth in the Plan or the Option Document as causing an accelerated expiration of the Option;

                (5) Except as otherwise set forth in the Option Document and subject to the foregoing provisions of this Section 8e, three months after the Optionee's employment or service with the Company or its Affiliates terminates for any reason other than Disability or death, or one year after such termination due to Optionee's Disability or death. With respect to this Subsection i(5) of Section 8e, the only Options that may be exercised during such three-month or one-year period, as the case may be, are Options which were exercisable on the last date of Optionee's employment or service and not Options which, if the Optionee were still employed or rendering service during such three-month or one-year period, would become exercisable, unless the Option Document specifically provides to the contrary or the Committee otherwise approves. The terms of an executive severance agreement or other agreement between the Company and an Optionee, approved by the Committee or the Board, whether entered into prior or subsequent to the grant of an Option, which provide for Option exercise dates later than those set forth in this Subsection i of
           Section 8e, shall be deemed to be Option terms approved by the Committee and consented to by the Optionee.

             ii. Notwithstanding the foregoing, the Committee may extend the period during which all or any portion of an Option may be exercised to a date no later than the Option term specified in the Option Document pursuant to Subsection i(1) of this Section 8e; provided that any change pursuant to this Subsection ii of Section 8e which would cause an ISO to become a Non-qualified Stock Option may be made only with the consent of the Optionee.

             iii. Notwithstanding anything to the contrary contained in the Plan or an Option Document, an ISO shall be treated as a Non-qualified Stock Option to the extent such ISO is exercised at any time after the expiration of the time period permitted under the Code for the exercise of an ISO.

          f. Transfers. Except as otherwise provided in this Section 8f, no Option granted under the Plan may be transferred, except by will or by the laws of descent and distribution. During the lifetime of the person to whom an Option is granted, such Option may be exercised only by the Optionee. Notwithstanding the foregoing, an Option, other than an ISO, shall be transferrable pursuant to a "domestic relations order" as defined in the Code or Title I of the Employee Retirement Income Security Act, or the rules thereunder, and also shall be transferrable, without payment of consideration, to (i) immediate family members of the holder (i.e., spouse or former spouse, parents, issue, including adopted and "step" issue, or siblings),
     (ii) trusts for the benefit of immediate family members, (iii) partnerships whose only partners are such family members, and (iv) to any transferee permitted by a rule adopted by the Committee or approved by the Committee in an individual case. Any transferee will be subject to all of the conditions set forth in the Option prior to its transfer.

          g. Limitation on ISO Grants. To the extent that the aggregate fair market value of the shares of Common Stock (determined at the time the ISO is granted) with respect to which ISOs under all incentive stock option plans of the Company or its Affiliates are exercisable for the first time by the Optionee during any calendar year exceeds $100,000, such ISOs shall, to the extent of such excess, be treated as Non-qualified Stock Options. This Section 8g shall be interpreted consistent with the requirements of
     Section 422(d) of the Code (or any successor thereto) and shall be automatically deemed to be modified to comply with such Code provision, as it may be amended from time to time. This Section 8g shall be of no further force or effect if the limits set forth in such section of the Code are repealed.

          h. Other Provisions. Subject to the provisions of the Plan, the Option Documents shall contain such other provisions, including, without limitation, provisions authorizing the Committee to accelerate the exercisability of all or any portion of an Option granted pursuant to the Plan, additional restrictions upon the exercise of the Option or additional limitations upon the term of the Option, as the Committee deems advisable.

          i. Amendment. Subject to the provisions of the Plan, the Committee shall have the right to amend any Option Document or Award Agreement issued to an Optionee or Award holder, subject to the Optionee's or Award holder's consent, if such amendment is not favorable to the Optionee or Award holder or if such amendment has the effect of changing an ISO to a Non-qualified Stock Option; provided, however, that the consent of the Optionee or Award holder shall not be required for any amendment made pursuant to Subsection e.i.(3) of this Section 8 or pursuant to Paragraph 9 of the Plan, as applicable.

     9. Change of Control. In the event of a Change of Control, the Committee may take whatever actions it deems necessary or desirable with respect to any of the Options outstanding or Shares subject to an Award which are not yet fully vested or paid for, all of which need not be treated identically, including, without limitation, accelerating (a) the expiration or termination date in the respective Option Documents to a date no earlier than thirty (30) days after notice of such acceleration is given to the Optionees, or (b) the exercisability of the Option. Notwithstanding the foregoing, in the event of a Change of Control, Options granted pursuant to the Plan will become automatically exercisable in full but only with respect to those Optionees who, in the good faith determination of the Board, are likely to have their relationship with the Company or any Affiliate or successor of the Company terminated (including constructive termination through a significant decrease in authority, responsibility or overall total compensation) as a result of such Change of Control.

          A "Change of Control" shall be deemed to have occurred upon the earliest to occur of any of the following events, each of which shall be determined independently of the others:

          a. any Person (as defined below) becomes a "beneficial owner," as such term is used in Rule 13d-3 promulgated under the Exchange Act, of 20% or more of the Company's stock entitled to vote in the election of directors. For purposes of this Plan, the term "Person" is used as such term is used in Sections 13(d) and 14(d) of the Exchange Act; provided, however that, unless the Committee determines to the contrary, the term shall not include
     (i) the Company, any trustee or other fiduciary holding securities under an employee benefit plan of the Company, or any corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company, (ii) such individual as the Company's Board of Directors may determine, his or her issue and/or his or her heirs, executors, administrators and successors (but excluding a successor as a result of a sale for value), (iii) such corporation, partnership, limited liability company, trust or other entity or association as the Company's Board of Directors may determine, or (iv) the Continuing Directors (as defined below), individually or to the extent that they act or agree to act in concert.

          b. individuals who are Continuing Directors cease to constitute a majority of the members of the Board ("Continuing Directors" for this purpose being the members of the Board on the date of adoption of this Plan, provided that any person becoming a member of the Board subsequent to such date whose election or nomination for election was supported by two-thirds of the directors who then comprised the Continuing Directors shall be considered to be a Continuing Director);

          c. stockholders of the Company adopt a plan of complete or substantial liquidation or an agreement providing for the distribution of all or substantially all of the Company's assets;

          d. the Company is party to a merger, consolidation, other form of business combination or a sale of all or substantially all of its assets, unless the business of the Company is continued following any such transaction by a resulting entity (which may be, but need not be, the Company) and the stockholders of the Company immediately prior to such transaction (the "Prior Stockholders") hold, directly or indirectly, at least two-thirds of the voting power of the resulting entity (there being excluded from the voting power held by the Prior Stockholders, but not from the total voting power of the resulting entity, any voting power received by Affiliates of a party to the transaction (other than the Company) in their capacities as stockholders of the Company); provided, however, that a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no Person acquires more than ten percent of the combined voting power of the Company's then outstanding securities shall not constitute a Change in Control;

          e. there is a Change of Control of the Company of a nature that would be required to be reported in response to item 1(a) of Current Report on Form 8-K or item 6(e) of Schedule 14A of Regulation 14A or any similar item, schedule or form under the Exchange Act, as in effect at the time of the change, whether or not the Company is then subject to such reporting requirement;

          f. the Company is a subject of a "Rule 13e-3 transaction" as that term is defined in Exchange Act Rule 13e-3; or

          g. there has occurred a "change of control," as such term (or any term of like import) is defined in any of the following documents which is in effect with respect to the Company at the time in question: any note, evidence of indebtedness or agreement to lend funds to the Company, any option, incentive or employee benefit plan of the Company or any employment, severance, termination or similar agreement with any person who is then an employee of the Company.

     10. Adjustments on Changes in Capitalization.

          a. In the event that the outstanding shares of Common Stock are changed by reason of a reorganization, merger, consolidation, recapitalization, reclassification, stock split, combination or exchange of shares and the like (not including the issuance of Common Stock on the conversion of other securities of the Company which are convertible into Common Stock) or dividends payable in Shares, an equitable adjustment may be made by the Committee as it deems appropriate to the aggregate number of shares of Common Stock available under the Plan and to the number of Shares and price per Share subject to outstanding Options. Unless the Committee makes other provisions for the equitable settlement of outstanding Options, if the Company shall be reorganized, consolidated, or merged with another corporation, or if all or substantially all of the assets of the Company shall be sold or exchanged, an Optionee shall at the time of issuance of the stock under such corporate event be entitled to receive, upon the exercise of his or her Option, the same number and kind of shares of stock or the same amount of property, cash or securities as the Optionee would have been entitled to receive upon the occurrence of any such corporate event as if the Optionee had been, immediately prior to such event, the holder of the number of Shares covered by his or her Option.

          b. Any adjustment under this Section 10 to the number of Shares subject to Options shall apply proportionately to only the unexercised portion of any Option granted hereunder. If a fraction of a Share would result from any such adjustment, the fraction shall be eliminated, unless the Committee otherwise determines.

          c. The Committee shall have authority to determine the adjustments to be made under this Paragraph 10, and any such determination by the Committee shall be final, binding and conclusive.

     11. Stock Appreciation Rights (SARs).

          a. In General. Subject to the terms and conditions of the Plan, the Committee may, in its sole and absolute discretion, grant to an Optionee the right (which right shall be referred to as an "SAR") to surrender an Option to the Company, in whole or in part, and to receive in exchange therefor payment by the Company of an amount equal to the excess of the Fair Market Value of the Shares subject to such Option, or portion thereof, so surrendered (determined in the manner described in Section 8b as of the date the SARs are exercised) over the exercise price to acquire such Shares. Except as may otherwise be provided in an Option Document, such payment may be made, as determined by the Committee in accordance with
     Section 11c below and set forth in the Option Agreement, either in Shares, or in cash, or in any combination thereof.

          b. Grant. Each SAR shall relate to a specific Option granted under the Plan and shall be granted to the Optionee concurrently with the grant of such Option by inclusion of appropriate provisions in the Option Agreement pertaining thereto. The number of SARs granted to an Optionee shall not exceed the number of Shares which such Optionee is entitled to purchase pursuant to the related Option. The number of SARs held by an Optionee shall be reduced by (i) the number of SARs exercised under the provisions of the Option Agreement pertaining to the related Option, and
     (ii) the number of Shares purchased pursuant to the exercise of the related Option.

          c. Payment. The Committee shall have sole discretion to determine whether payment in respect of SARs exercised by any Optionee shall be made in shares of Common Stock, or in cash, or in a combination thereof. If payment is made in Common Stock, the number of shares which shall be issued pursuant to the exercise of SARs shall be determined by dividing (i) the total number of SARs being exercised, multiplied by the amount by which the Fair Market Value (as determined under Section 8b) of a share of Common Stock on the exercise date exceeds the exercise price for Shares covered by the related Option, by (ii) the Fair Market Value of a share of Common Stock on the exercise date of the SARs. No fractional share of Common Stock shall be issued on exercise of an SAR; cash may be paid by the Company to the person exercising an SAR in lieu of any such fractional share, if the Committee so determines. If payment on exercise of an SAR is to be made in cash, the person exercising the SAR shall receive, in respect of each SAR to which such exercise relates, an amount of money equal to the difference between the Fair Market Value of a share of Common Stock on the exercise date and the then-applicable exercise price for Shares covered by the related Option.

          d. Limitations. SARs shall be exercisable at such times and under such terms and conditions as the Committee, in its sole and absolute discretion, shall determine; provided, however, that an SAR may be exercised only at such times and by such individuals as the related Option may be exercised under the Plan and the Option Agreement.

     12. Terms and Conditions of Awards. Awards granted pursuant to the Plan shall be evidenced by written Award Agreements in such form as the Committee shall from time to time approve, which Award Agreements shall comply with and be subject to the following terms and conditions and such other terms and conditions as the Committee shall from time to time require, which are not inconsistent with the terms of the Plan.

          a. Number of Shares. Each Award Agreement shall state the number of Shares or other units or rights to which it pertains.

          b. Purchase Price. Each Award Agreement shall specify the purchase price, if any, which applies to the Award. If the Board specifies a purchase price, the Grantee shall be required to make payment on or before the payment date specified in the Award Agreement. A Grantee shall make payment (i) in cash, (ii) by certified or cashier's check payable to the order of the Company, or (iii) by such other mode of payment as the Committee may approve.

          c. Grant. In the case of an Award which provides for a grant of Shares without any payment by the Grantee, the grant shall take place on the date specified in the Award Agreement. In the case of an Award which provides for a payment, the grant shall take place on the date the initial payment is delivered to the Company, unless the Committee or the Award Agreement otherwise specifies. Stock certificates evidencing Shares granted pursuant to an Award shall be issued in the sole name of the

     Grantee. Notwithstanding the foregoing, as a precondition to a grant, the Company may require an acknowledgment by the Grantee as required with respect to Options under Section 8c.

          d. Conditions. The Committee may specify in an Award Agreement any conditions under which the Grantee of that Award shall be required to convey to the Company the Shares covered by the Award. Upon the occurrence of any such specified condition, the Grantee shall forthwith surrender and deliver to the Company the certificates evidencing such Shares as well as completely executed instruments of conveyance. The Committee, in its discretion, may provide that certificates for Shares transferred pursuant to an Award be held in escrow by the Company or its designee until such time as each and every condition has lapsed and that the Grantee be required, as a condition of the Award, to deliver to such escrow agent or the Company officer stock transfer powers covering the Shares subject to the Award, duly endorsed by the Grantee. Unless otherwise provided in the Award Agreement or determined by the Committee, dividends and other distributions made on Shares held in escrow shall be deposited in escrow, to be distributed to the party becoming entitled to the Shares on which the distribution was made. Stock certificates evidencing Shares subject to conditions shall bear a legend to the effect that the Shares evidenced thereby are subject to repurchase by, or conveyance to, the Company in accordance with the terms applicable to such Shares under an Award made pursuant to the Plan, and that the Shares may not be sold or otherwise transferred.

          e. Lapse of Conditions. Upon termination or lapse of all forfeiture conditions, the Company shall cause certificates without the legend referring to the Company's repurchase or acquisition right (but with any other legends that may be appropriate) evidencing the Shares covered by the Award to be issued to the Grantee upon the Grantee's surrender to the Company of the legended certificates held by the Grantee.

          f. Rights as a Stockholder. Upon payment of the purchase price, if any, for Shares covered by an Award and compliance with the acknowledgment requirement of Section 12c, the Grantee shall have all of the rights of a stockholder with respect to the Shares covered thereby, including the right to vote the Shares and (subject to the provisions of Section 12d) receive all dividends and other distributions paid or made with respect thereto, except to the extent otherwise provided by the Committee or in the Award Agreement.

     13. Amendment of the Plan. Either of the Board or the Committee may amend the Plan from time to time in such manner as it may deem advisable. Nevertheless, the Board may not change the class of persons eligible to receive an ISO or increase the maximum number of Shares as to which Options may be granted under the Plan, or to any individual under the Plan in any year, without obtaining approval, within twelve months before or after such action, by the stockholders in the manner required by state law. No amendment to the Plan shall adversely affect any outstanding Option or Award, however, without the consent of the Optionee or Grantee, as the case may be.

     14. No Commitment to Retain. The grant of an Option or Award pursuant to the Plan shall not be construed to imply or to constitute evidence of any agreement, express or implied, on the part of the Company or any Affiliate to retain the Optionee or Grantee as an employee, director, consultant or advisor of the Company or any Affiliate, or in any other capacity.

     15. Withholding of Taxes. In connection with any event relating to an Option or Award, the Company shall have the right to (a) require the recipient to remit or otherwise make available to the Company an amount sufficient to satisfy any federal, state and/or local withholding tax requirements prior to the delivery or transfer of any certificates for such Shares, or (b) take whatever other action it deems necessary to protect its interests with respect to tax liabilities, including, without limitation, withholding any Shares, funds or other property otherwise due to the Optionee or Grantee. The Company's obligations under the Plan shall be conditioned on the Optionee's or Grantee's compliance, to the Company's satisfaction, with any withholding requirement.

April 27, 2000

                             RCM TECHNOLOGIES, INC.
                              2500 McCLELLAN AVENUE
                                    SUITE 350
                          PENNSAUKEN, NEW JERSEY 08109

                    THIS PROXY IS SOLICITED ON BEHALF OF THE
                        BOARD OF DIRECTORS OF THE COMPANY

The undersigned, a stockholder of RCM Technologies, Inc., a Nevada corporation (the "Company"), hereby appoints Leon Kopyt and Stanton Remer, and each of them, as the true and lawful attorneys and proxies of the undersigned, with full power of substitution, for and in the name of the undersigned, to vote and otherwise act on behalf of the undersigned at the Annual Meeting of Stockholders of the Company to be held at the Philadelphia Marriott Hotel, 1201 Market Street, Philadelphia, Pennsylvania on Thursday, April 27, 2000, at 6:00 p.m., local time, and at any adjournment or adjournments thereof, with respect to all shares of the Company's Common Stock which the undersigned would be entitled to vote, with all powers the undersigned would possess if personally present, on the following matters:


     Please mark your
/X/  votes as in this example.

                        FOR both nominees
                        listed at right (except
                        as marked to the
                        contrary below)          WITHHELD
1.   The election of        /    /               /    /      Nominees: Norman S. Berson
     two Class A                                                       Brian A. Delle Donne
     directors, each to serve until the expiration of his
     term and until his successor is elected and qualified
     or until his earlier resignation or removal.

INSTRUCTION. To withhold authority to vote for any individual nominee, write that nominee's name on the line below.

----------------------------------------------------

                                                 FOR       AGAINST      ABSTAIN

2.   Approval of adoption of the Company's      /   /       /   /       /   /
     2000 Employee Stock Incentive Plan.

3.   Ratification of the appointment by the    /  /        /  /        /  /
     Board of Directors of Grant Thornton LLP as independent auditors for the Company for the fiscal year ending December 31, 2000.

4. In their discretion, the named proxies are authorized to vote upon such other matters as may properly come before the meeting or any adjournment(s) thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE UNDERSIGNED STOCKHOLDER. IF THE STOCKHOLDER GIVES NO DIRECTION, THE PROXY WILL BE VOTED "FOR" ALL NOMINEES FOR DIRECTOR, "FOR" PROPOSAL #2, "FOR" PROPOSAL #3 AND IN THE PROXIES' DISCRETION ON ANY OTHER MATTERS TO COME BEFORE THE MEETING.



Signature(s)                                           Dated:
            ------------------------------------------       -------------------

PLEASE DATE THIS PROXY AND SIGN ABOVE exactly as your name appears on this Proxy. If more than one person owns the shares, each owner should sign. If you are signing this proxy as an attorney, administrator, executor, guardian or trustee, please include your title. If you are signing this proxy on behalf of a corporation, please include your title.